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                                                                   Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-55831) and in the Registration Statements on Form S-8 (Nos. 333-10429 and 333-48143) of Westaff, Inc. of our report dated January 22, 1999, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

San Francisco, California
January 28, 2000

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                   REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Westaff, Inc.

In our opinion, the consolidated financial statements listed in the index appearing under Item 14(a)1 on page 32 present fairly, in all material respects, the financial position of Westaff, Inc. and its subsidiaries at October 31, 1998 and the results of their operations and their cash flows for each of the two years in the period ended October 31, 1998, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 14(a)2 on page 33 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
January 22, 1999